Exhibit 5.1

SULLIVAN & WORCESTER LLP
One Post Office Square
Boston, MA 02109

December 8, 2010

American DG Energy Inc.
45 First Avenue
Waltham, MA 02451

Re: Registration Statement on Form S-3
Registration No. 333 -167392

Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of $50,000,000 of shares of Common Stock (the “Shares”), and warrants to purchase shares of common stock (the “Warrants”), of American DG Energy Inc., a Delaware corporation (the “Company”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We are acting as counsel for the Company in connection with, and this opinion specifically relates to, the sale (the “Sale”) of 500,000 units consisting of 500,000 Shares (the “New Shares”) and Warrants to purchase 500,000 Shares (the “New Warrants”) being sold pursuant to a placement agency agreement of even date herewith between the Company and Canaccord Genuity Inc.  We have also acted as counsel for the Company in connection with the Prospectus Supplement (the “Prospectus Supplement”) being filed with the Commission in connection with the Sale.

We have examined a copy of the Registration Statement and the Prospectus Supplement.  We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date (collectively the “Charter Documents”), and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.  In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to any laws other than the Delaware General Corporation Law, the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws, and we express no opinion as to state securities or blue sky laws.

Based upon and subject to the foregoing, we are of the opinion that the New Shares and the New Warrants have been duly authorized for issuance and, when the New Shares and the New Warrants are issued and paid for in accordance with the terms and conditions of the Placement Agreement and related subscription agreements, the New Shares will be validly issued, fully paid and nonassessable and the New Warrants will have been validly issued and delivered.  Further, any shares of common stock of the Company issued upon exercise of the New Warrants, when issued and paid for in accordance with the terms of the New Warrants, will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the Sale while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose, nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K being filed with the Commission in connection with the Sale  and to the use of our name in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ SULLIVAN & WORCESTER LLP

Sullivan & Worcester LLP
Boston, Massachusetts